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                                                                 EXHIBIT 21
                                    SPIEGEL, INC.

                               LISTING OF SUBSIDIARIES
                                   January 3, 1998

Name of Corporation                                       Incorporated In
-----------------------------------------------           -----------------

Distribution Fulfillment Services, Inc.                     Delaware

Eddie Bauer, Inc.                                           Delaware

Eddie Bauer of Canada, Inc. (1)                             Canada

Eddie Bauer International, Inc. (1)                         Delaware

Equity Cash Benefit Insurance Agency, Inc.                  Nevada

First Consumers National Bank                               Federal Charter

Hampton Realty Acquisition Corporation (2)                  Delaware

Newport News, Inc. (formerly New Hampton, Inc.)             Delaware

S.I. Reinsurance Limited                                    Turks & Caicos

Spiegel Acceptance Corporation                              Delaware

Spiegel Catalog, Inc.                                       Delaware

Spiegel Credit Corporation II                               Delaware

Spiegel Credit Corporation III                              Delaware

Spiegel Credit Corporation IV                               Delaware

Spiegel International, Inc.                                 Delaware

Spiegel Management Group, Inc.                              Delaware

Spiegel of Philadelphia, Inc.                               Pennsylvania

Spiegel Properties Inc.                                     Delaware

Spiegel Publishing Company                                  Illinois

Spiegel Teleservice, Inc.                                   Illinois

Spiegel Teleservice, Inc.                                   Nevada

Together Retail U.S.A., Inc.                                Delaware

Ultimate Outlet, Inc.                                       Delaware


(1) Wholly-owned subsidiary of Eddie Bauer, Inc., a wholly-owned subsidiary of Spiegel, Inc.

(2) Wholly-owned subsidiary of Newport News, Inc., a wholly-owned subsidiary of Spiegel, Inc.
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